                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Aztec Manufacturing Co.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            Aztec Manufacturing Co.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            AZTEC MANUFACTURING CO.
                       400 NORTH TARRANT . P.O. BOX 668
                             CROWLEY, TEXAS  76036


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Aztec Manufacturing Co.:

The Annual Meeting of the Shareholders of AZTEC MANUFACTURING CO. (the "Company") will be held at the Petroleum Club in the Derrick I Room on the 39th floor of the Continental Plaza, 777 Main Street, Fort Worth, Texas, on the 8th day of July, 1997, at 10:00 a.m. for the purpose of considering and acting upon the following matters:

          1. ELECTION OF DIRECTORS. To elect three directors for a term of three years.

          2. APPROVAL OF AUDITORS. To approve the appointment of Ernst & Young LLP as auditors for the Company for it's fiscal year ending February 28, 1998.

          3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Information regarding the matters to be acted upon at the meeting is contained in the Proxy Statement attached to this Notice. As of the date of this Notice, management does not know of any other business to be presented at the meeting.

Only Shareholders of record at the close of business on the 9th day of May, 1997, will be entitled to notice of or to vote at the meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the fiscal year ended February 28, 1997 is enclosed herewith.

WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                                            Sam Rosen, Secretary

Crowley, Texas
June 1, 1997

                            AZTEC MANUFACTURING CO.
                                 P. O. BOX 668
                             CROWLEY, TEXAS 76036

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 8, 1997

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Aztec Manufacturing Co. (the "Company") for use at the regular Annual Meeting of the Shareholders of the Company to be held at the Petroleum Club in the Derrick I Room on the 39th floor of the Continental Plaza, 777 Main Street, Fort Worth, Texas, on the 8th day of July, 1997, at 10:00 a.m., and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy are being mailed on or about June 1, 1997, to the Shareholders of the Company.

GENERAL INFORMATION
-------------------

At the close of business on the 9th day of May, 1997, the record date for determination of Shareholders entitled to notice of and to vote at the meeting, there were outstanding 5,912,627 shares of Common Stock, $1.00 par value, of the Company (the "Common Stock"). The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. All shares represented at the meeting in person or by proxy shall be counted in determining the presence of a quorum.

Each holder of shares of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock of the Company owned of record at the close of business on May 9, 1997. Cumulative voting for directors is not permitted. Directors are elected by plurality vote and, therefore, the three nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. Abstentions and broker non-votes will not be considered part of the voting power present with respect to any matter on which such shares so acted which has the effect of reducing the number of shares voting affirmatively that is required to approve a matter requiring a majority vote. Therefore, assuming a quorum is present, if more shares vote "for" approval of the appointment of the independent auditors than vote "against," this matter will pass. All shares of Common Stock represented by a valid proxy will be voted. A proxy may be revoked at any time before it is voted by filing with the Secretary of the Company a written revocation thereof or a duly executed proxy bearing a later date.

The cost of preparing, assembling and mailing the Notice of Annual Meeting of Shareholders, the Proxy Statement and the accompanying proxy will be borne by the Company. In addition to solicitation of proxies by mail, certain officers and employees of the Company, without additional compensation for such services, may solicit proxies by telephone, telegraph or personal contact. The Company will also supply brokerage firms and other custodians, nominees, and fiduciaries with such number of proxy materials as they may require for mailing to beneficial owners and will reimburse them for their reasonable expenses in connection therewith.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
----------------------------------------------

Meetings of the Board of Directors are held regularly each month, including a meeting following the conclusion of the Annual Meeting of Shareholders. During the fiscal year ended February 28, 1997, there were twelve (12) regular meetings
and one (1) special meeting of the Board of Directors.   For the fiscal year
ended February 28, 1997, each non-employee director was paid a monthly retainer of $700 and a fee of $300 for each meeting of the Board of Directors attended from March, 1996 through July, 1996 and a monthly retainer of $1000 and a fee of $400 for each meeting of the Board of Directors attended from August, 1996
through February, 1997.   Mr. Martin, as an employee director, was paid a
monthly retainer of $500 and a fee of $200 for each meeting of the Board of Directors attended. Each committee member was paid a fee of $300 for each meeting of a committee attended from March, 1996 through July, 1996 and a fee of $400 for each meeting of a committee attended from August, 1996 through February, 1997. Each of the current directors of the Company attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served, held during the fiscal year ended February 28, 1997.

The Company has an Audit Committee . The functions of the Audit Committee are to (i) meet with the independent auditors to review the audit and its results, as well as to review internal controls of the Company and (ii) make recommendations to the Board of Directors as to the engagement or discharge of independent auditors. The members of the Audit Committee are Robert H. Johnson, Chairman, W. C. Walker and R. J. Schumacher. During the fiscal year ended February 28, 1997, that committee

                                     _____
had one (1) meeting. The Company has a Compensation Committee. The functions of the Compensation Committee are to (i) make recommendations to the Board of Directors of remuneration arrangements for Directors and senior management and
(ii) administer the Company's Incentive Stock Option plans, which includes selecting the executives and other key personnel of the Company eligible to participate thereunder. The members of the Compensation Committee are Martin C. Bowen and Dr. H. Kirk Downey. During the fiscal year ended February 28, 1997, that committee had four (4) meetings. The Company has a Nonstatutory Stock Option Committee which administers the Company's nonstatutory stock option plans. The members of this committee are L. C. Martin and Dana L. Perry. During the fiscal year ended February 28, 1997, that committee held no meetings. The Company does not have a nominating committee.

SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL OWNERS
-------------------------------------------------

To the best knowledge of the Company, the only beneficial owners of over 5 percent of the outstanding shares of Common Stock of the Company as of May 2, 1997 were as follows:

          TITLE OF CLASS      NAME & ADDRESS OF BENEFICIAL OWNERS     NUMBER OF SHARES     PERCENT OF CLASS
          --------------      -----------------------------------     ----------------     ----------------
          Common Stock        Dimensional Fund Advisors, Inc.           316,430(1)             5.27%
          $1.00 par value     1299 Ocean Ave., 11th Floor
                              Santa Monica, CA  90401

          Common Stock        FMR Corp.                                 599,500(2)             9.99%
          $1.00 par value     82 Devonshire Street
                              Boston, MA 02109

          Common Stock        Kennedy Capital Management, Inc.          302,970(3)              5.2%
          $1.00 par value     10829 Olive Blvd.
                              St. Louis, MO 63141

(1) Based on a Schedule 13G furnished by Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment adviser, Dimensional is deemed to have beneficial ownership of 316,430 shares of Aztec Manufacturing Co. Common Stock, all shares of which are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(2) Based on a Schedule 13G furnished by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, Fidelity is deemed to have beneficial ownership of 599,500 shares of Aztec Manufacturing Co. Common Stock as a result of acting as investment adviser to several investment companies. The ownership of one investment company, Fidelity Low-Priced Stock fund, amounted to 599,500 shares of the Common Stock outstanding. Fidelity Low-Priced Stock fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts, 02109.

(3) Based on a Schedule 13G furnished by Kennedy Capital Management, Inc. ("Kennedy"), Kennedy holds sole voting power over 237,570 shares and sole dispositive power over 302,970 shares of the Common Stock outstanding.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS
--------------------------------------

The Bylaws of the Company provide for nine directors and classify the Board of Directors into three classes, each class consisting of three directors, the members of which serve for three years. Of the directors listed under "DIRECTORS OF THE COMPANY," the terms of office of Robert H. Johnson, Dana L. Perry and W.C. Walker expire at the 1997 Annual Meeting of Shareholders. The Board of Directors nominated and recommends the reelection of Messrs. Robert H. Johnson, Dana L. Perry and W.C. Walker for a three-year term expiring at the 2000 Annual Meeting of Shareholders.

Mr. William D. Ratliff, a director of the Company from 1958 to 1996 and an Advisory Director of the Company since April 16, 1996, died on November 30,1996.

All of the nominees are now directors of the Company. All of the nominees have consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the Board of Directors. However, the Board of Directors has no reason to anticipate that any of the nominees will not be able to serve, if elected.

                                     _____

          The Board of Directors recommends that Shareholders vote "FOR" the election of the nominees for directors.


PROPOSAL NO. 2:  APPROVAL OF APPOINTMENT OF AUDITORS
----------------------------------------------------

Subject to approval by the Shareholders, the Board of Directors has selected the firm of Ernst & Young LLP to audit the financial statements of the Company for the fiscal year ending February 28, 1998. This firm of certified public accountants or its predecessor has acted as independent auditors for the Company and its subsidiaries since 1976.

Representatives of Ernst & Young LLP will be present at the 1997 Annual Meeting of Shareholders and will be available to respond to appropriate questions.

     The Board of Directors recommends that Shareholders vote "FOR" the approval of the appointment of Ernst & Young LLP.


DIRECTORS OF THE COMPANY
------------------------

The following table sets forth certain information as to the number of shares of Common Stock of the Company beneficially owned as of May 2, 1997, by (i) each current director and (ii) all of the current executive officers and directors of the Company as a group. Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.


                                                                                                        COMMON STOCK OF
                              PRINCIPAL OCCUPATION FOR PAST                                               THE COMPANY         % OF
                              FIVE YEARS; POSITIONS AND           DIRECTOR                             BENEFICIALLY OWNED     CLASS
DIRECTORS               AGE   OFFICES WITH THE COMPANY             SINCE      OTHER DIRECTORSHIPS        AT MAY 2, 1997        (1)
---------               ---   -----------------------------       --------    -------------------      ------------------      ---
L.C. Martin (2)          71   Chairman of the Board,                1958      None.                       206,800 (4)         3.5%
                              President and Chief
                              Executive Officer of
                              the Company
Martin C. Bowen  (14)    53   Chairman of Team Bank -               1993      Kevco, Inc. (3)               7,300 (6)           *
                              Ft. Worth (1989 to
                              1992), President & CEO
                              of Performing Arts Fort
                              Worth (1993 to present)
John G. Richards         73   Personal Investments                  1963      None.                        30,507 (7)           *
Sam Rosen (8)            61   Partner  in the law                   1996      Gainsco, Inc. (3)             7,533 (9)           *
                              firm of Shannon,
                              Gracey, Ratliff &
                              Miller, L.L.P. ,
                              Secretary of the Company
Robert H. Johnson (5)    72   Financial Consultant;                 1965      None.                         2,167              *
                              Certified Public
                              Accountant
Dana L. Perry (2)        48   Vice President of                     1992      None.                       100,600 (10)       1.7%
                              Finance; Chief
                              Financial Officer of
                              the Company; and
                              Assistant Secretary of
                              the Company
R.J. Schumacher (5)      68   CEO and Chairman of                   1986      None.                        28,909 (11)         *
                              Pride Refining, Inc.
                              (1989-1994); President
                              and CEO of Texland
                              Petroleum, Inc.
                              (1973-Present)
W.C. Walker  (5)         73   Management Consultant                 1986      None.                        29,241 (12)         *
                              (1989-Present)
Dr. H. Kirk Downey (14)  54   Dean of the M.J. Neeley               1992      Harris Methodist                 -0-             *
                              School of Business and                          Health Plan
                              a Professor of                                  LKCM Fund
                              Management at Texas
                              Christian University

All Current Directors and Executive Officers as a Group (10 Persons)                                      420,316           7% (13)
*Less than one percent (1%)

                                     _____

(1) The percentage is calculated for each individual by using as the denominator the total shares of Common Stock outstanding at the close of business on May 2, 1997 (5,912,627 shares), plus the shares of Common Stock such individual has the right to acquire within sixty (60) days of May 2, 1997, pursuant to the exercise of stock options granted by the Company.

(2)  Member of the Nonstatutory Stock Option Committee.

(3)  A publicly owned corporation.

(4) Includes 19,424 shares of Common Stock which Mr. Martin has the right to acquire within 60 days of May 2, 1997, pursuant to the exercise of stock options granted under the 1986 Incentive Stock Option Plan of the Company.

(5)  Member of the Audit Committee.

(6) Includes 6,300 shares of Common Stock which Mr. Bowen has the right to acquire within 60 days of May 2, 1997, pursuant to the exercise of stock options granted under the 1991 Nonstatutory Stock Option Plan of the Company.

(7)  Includes 16,536 shares Mr. Richards has the right to acquire within sixty
     (60) days of May 2, 1997, pursuant to the exercise of stock options granted under the 1988 Nonstatutory Stock Option Plan.

(8) Mr. Rosen is a Partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P., which has been general counsel to the Company since 1968. The Company proposes to retain said law firm as its general counsel during the current fiscal year.

(9) Includes 2,100 shares Mr. Rosen has the right to acquire within sixty (60) days of May 2, 1997, pursuant to the exercise of stock options granted 1991 Nonstatutory Stock Option Plan.

(10) Includes 6,587 shares of Common Stock which Mr. Perry has the right to acquire within 60 days of May 2, 1997, pursuant to the exercise of stock options granted under the 1986 Incentive Stock Option Plan.

(11) Includes 27,036 shares Mr. Schumacher has the right to acquire within sixty
     (60) days of May 2, 1997, pursuant to the exercise of stock options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.

(12) Includes 27,036 shares Mr. Walker has the right to acquire within sixty
     (60) days of May 2, 1997, pursuant to the exercise of stock options granted under the 1988 and 1991 Nonstatutory Stock Option Plans. All 2,205 shares of Common Stock currently owned are held jointly by Mr. Walker and his wife.

(13) The percentage is calculated by using total shares of Common Stock outstanding at the close of business on May 2, 1997 (5,912,627) plus 31,998 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days of May 2, 1997 pursuant to the exercise of stock options granted under the 1986 Incentive Stock Option Plan of the Company plus 79,008 shares of Common Stock that directors have the right to acquire within sixty (60) days of May 2, 1997 pursuant to the exercise of stock options granted under the 1988 and 1991 Nonstatutory Stock Option Plans.

(14) Member of Compensation Committee.

No family relationship exists between any director or executive officer of the Company and any other director or executive officer of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. Copies of such reports are required to be furnished to the Company.

Based solely on a review of such forms furnished to the Company and certain written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

EXECUTIVE COMPENSATION AND OTHER MATTERS
----------------------------------------

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION. Through fiscal periods ended February 28, 1997, compensation for the Chief Executive Officer and senior executives has been approved by the full Board of Directors upon the recommendations of the Compensation Committee. This Committee is composed of two outside directors, none of whom perform any services to or receive any fees from the Company in any capacity other than as director.

It has been the philosophy and the practice of the Committee to relate executive compensation to the profitability of the Company. The compensation program provides for market-driven salary ranges based on job responsibilities and influences on

                                    _______

Company performance with a balanced incentive compensation element based on profit performance of the Company. This is accomplished through a two-tiered structure of measuring the compensation rewards as follows:

1. Base Salary - The Committee reviews and approves salaries for the Chief Executive Officer and the other executive officers on an annual basis. Recommended base salaries are reviewed and set based on information derived from comparative group reviews and national surveys of compensation data, as well as evaluations of the individual executive' positions and expected future performance and contribution. In making salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

2. Bonus - The purpose of the bonus program is to promote the Company's goal of increasing shareholder value through sustainable internal growth, high operating efficiencies, strategic acquisitions, and attracting highly motivated, results-oriented executive officers. A portion of executive compensation was calculated using a formula reflecting growth in pre-tax income of the Company in the case of the Chief Executive Officer and certain executive officers or a particular segment of the Company in the case of an executive officer who is responsible for such segment.
     Mr. Martin's and Mr. Perru's bonus base is fixed at 2.5% and 1% of the yearly pre-tax profits of the Company, respectively. Mr. Wright's bonus base is fixed at 1.25% of the yearly pre-tax profits of the Galvanizing Segment. The maximum and minimum bonus is set at 150% and 50% of the bonus base, respectively. When the Company or a segment exceeds prior year performance, the executives are rewarded through increased bonuses up to a maximum of 150% of his bonus base. Conversely, if the Company or segment falls short of the prior years performance, the executive officers receive a reduced bonus. If the current years performance falls below 50% of the prior year, the executive officers receive no bonus.

Additionally, the executive officers participate, along with other employees, in the Company Profit Sharing Plan, the annual contributions to which are dramatically affected by profitability of the Company, and the Company Stock Option Plans.

Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted in 1993, imposes a $1 million limit on the amount of compensation that will be deductible by the Company with respect to the Chief Executive Officer and the four other most highly compensated executive officers. Performance based compensation that meets certain requirements will not be subject to the deduction limit. The Committee has reviewed the impact of Section 162(m) on the Company and believes it is unlikely that the compensation paid to any executive officer during the fiscal year ending February 28, 1998 will exceed the limit. The Committee will continue to monitor the impact of the Section 162(m) limit and to assess alternatives for avoiding any loss of tax deductions in future years.

The role of the Compensation Committee also includes a full review of the compensation package of the five highest paid executive officers, whether or not their salary and bonuses exceed $100,000. This review is then presented and recommended to the full board of nine directors, seven of whom are independent directors.

                                    MEMBERS OF THE COMPENSATION COMMITTEE

                                         Martin C. Bowen
                                         Dr. H. Kirk Downey

                                    _______

SUMMARY COMPENSATION TABLE. The following information summarizes annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 28, 1997, February 29, 1996 and February 28, 1995 of the Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeds $100,000 (the "Named Executives").

                          SUMMARY COMPENSATION TABLE
                          ==========================

                                         ANNUAL COMPENSATION                         LONG-TERM COMPENSATION
                                         -------------------                         ----------------------

                                                                                     AWARDS             PAYOUTS

                                                             OTHER ANNUAL     RESTRICTED               LONG-TERM      ALL OTHER
NAME AND                      YEAR                           COMPENSATION   STOCK AWARD(S)  OPTIONS/    INCENTIVE   COMPENSATION
PRINCIPAL POSITION           ENDING    SALARY ($)  BONUS($)       ($)            ($)        SARS (#)   PAYOUTS ($)       ($)
------------------           ------    ----------  --------  ------------   --------------  --------   -----------  ------------
L.C. Martin, Chairman,        1997       250,000   214,919        0                0               0       0          23,060 (2)
President, and Chief          1996       250,000   106,443        0                0               0       0          17,937 (3)
Executive Officer             1995       250,000    65,144        0                0          19,424       0          14,174 (4)

D.L. Perry, Vice              1997        75,000    85,968        0                0               0       0          12,979 (5)
President of Finance,         1996        75,000    36,543        0                0               0       0           6,007 (5)
Chief Financial Officer,      1995        70,500    32,091        0                0           6,587       0           4,313 (5)
and Assistant Secretary

F. L. Wright, Jr.             1997        77,550    84,522        0                0               0       0          14,460 (6)
Senior Vice President         1996        75,000    65,053        0                0               0       0           8,301 (6)
Galvanizing Segment           1995        66,250    46,551        0                0           5,987       0           4,178 (6)

R.O. Grosso, Former           1997        84,800    24,897        0                0               0       0               0
Vice  President Electrical    1996        96,085    34,549        0                0           5,000       0               0
Products Segment (1)          1995             0         0        0                0               0       0               0

(1)  Mr. Grosso separated from the Company on October 31, 1996.
(2) The amount of $23,060 includes 1997 Director fees of $8,600 and 1997 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $14,460.
(3) The amount of $17,937 includes 1996 Director Fees of $8,600 and 1996 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $9,337.
(4) The amount of $14,174 includes 1995 Director Fees of $8,400 and 1995 contribution made to Mr. Martin's account in Aztec's Profit Sharing Plan of $5,774.
(5) This amount represents the contribution made to Mr. Perry's account in Aztec's Profit Sharing Plan.
(6) This amount represents the contribution made to Mr. Wright's account in Aztec's Profit Sharing Plan.

OPTIONS EXERCISED AND YEAR END VALUE TABLE. The following table sets forth certain information regarding the options exercised and the year end value of options held by the Named Executives during the fiscal year ending February 28, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
                       =================================

                                                             NUMBER OF UNEXERCISED    VALUE OF UNEXERCISED IN-THE-
                     SHARES ACQUIRED                         OPTIONS AT FY-END (#)    MONEY OPTIONS AT FY-END ($)
       NAME          ON EXERCISE (#)   VALUE REALIZED ($)  EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
-------------------  ---------------   ------------------  -------------------------  ----------------------------
L. C. Martin              24,833           88,468            19,424            -0-     94,692              -0-
D. L. Perry                6,600           23,512             6,587            -0-     32,112              -0-
F. L. Wright, Jr.          5,900           11,800             5,987            -0-     29,187              -0-
R. O. Grosso               5,000           30,625               -0-            -0-        -0-              -0-

                                    _______

CHANGE IN CONTROL AGREEMENT. The Company has entered into a change in control agreement with Mr. L. C. Martin, the President and Chief Executive Officer of the Company. The change in control agreement provides for the payment of certain benefits upon the occurrence of a change in control of the Company. A "change in control of the Company" includes the acquisition by any person of 50 percent or more of the shares of Common Stock, a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company, or a liquidation or dissolution of the Company.

Under the change in control agreement, if Mr. Martin remains in the employ of the Company for a period of at least three months immediately following the date of occurrence of a change in control of the Company, he will be entitled to receive a lump sum payment from the Company within five days after the expiration of the three-month period, regardless of whether he continues in the employ of the Company after the expiration of the three-month period (the "Change in Control Payment"). The change in control agreement provides for the payment of the Change in Control Payment of $750,000 in the event of any change in control of the Company, whether or not such change in control is approved by the Board of Directors and/or Shareholders of the Company. Additionally, if during the three-month period Mr. Martin is terminated as a result of death or total disability or for any other reason whatsoever by the Company, he will be entitled to receive, in addition to the Change in Control Payment provided above, his full base salary through the date of termination of his employment, plus any other amounts to which he would be entitled under any compensation plan of the Company. However, if the employment of Mr. Martin during the three-month period is terminated by him for any reason other than as a result of his death or total disability or voluntary termination for good reason as defined in the agreement, he would be entitled to his full base salary through the date of termination of his employment, plus any other amounts to which he would be entitled under any compensation plan of the Company, but would not be entitled to the Change in Control Payment provided above.

BUY-SELL AND TERMINATION AGREEMENT. During fiscal 1994 the Company entered into a "Buy-Sell and Termination Agreement" (the "Agreement") with Mr. L. C. Martin, the President and Chief Executive Officer of the Company. The Agreement provides that the proceeds from a $1 million dollar life insurance policy on Mr. Martin be used to acquire (from the executive's wife or estate) the number of shares of Company Common Stock which could be purchased in the event the executive dies while employed by the Company. The purchase price per share is to be the market value of the stock on the day before the date of death. Upon termination (other than for "just cause") of employment from the Company prior to death, the Company will convey all rights in the insurance policy to the executive, including cash surrender value. The Company has recorded a deferred liability and corresponding charge to expense in the amount of $246,000 during fiscal 1994. The deferred compensation amount is equivalent to the cash surrender value of the insurance policy and amounted to $249,970 at February 28, 1997.

Under the "Buy-Sell and Termination Agreement", the Company agrees to maintain a whole life insurance policy in the face amount of $1 million on the life of Mr. Martin previously acquired by the Company (the "Policy"). The Company shall be the owner and direct beneficiary of the Policy and shall be solely responsible for the payment of any and all premiums required to be paid to keep the Policy in effect. Within 180 days of the death of Mr. Martin, if Mr. Martin was at the time of his death employed by the Company, Mrs. Martin or the estate, heirs, legal representatives, successors or beneficiaries of Mr. Martin shall tender to the Company for sale, transfer or conveyance to the Company a number of shares equal in value to the proceeds received by the Company from the Policy. Upon the tender of the shares of the Company, the Company shall purchase the shares with the proceeds received by the Company under the policy. For purposes of this Agreement, the value of the shares to be sold, assigned and conveyed to the Company as provided for herein shall be determined based on the closing price per share of the Common Stock of the Company as traded on the New York Stock Exchange on the day before the date of death of Mr. Martin. Upon the termination of employment of Mr. Martin from the Company for any reason other than "Just Causes", the Company hereby agrees to assign and convey all rights and title of the Company in the Policy, including any cash surrender value in the Policy, to Mr. Martin. No shares shall be transferred to the Company in consideration of the assignment and conveyance of the Policy to Mr. Martin. For purposes of this Agreement, "Just Cause" shall mean Mr. Martin willfully and intentionally fails to substantially perform his duties as an officer of the Company, or Mr. Martin has committed an illegal act (other than minor traffic violations or similar acts) in connection with his employment that could reasonably be expected to materially adversely affect the Company. If Mr. Martin is terminated for "Just Cause," the Company shall be under no obligation to assign and convey the Policy to Mr. Martin.

                                    _______

STOCK PRICE PERFORMANCE GRAPH. The following graph illustrates the five-year cumulative total returns on investments in Aztec Manufacturing Co., the CRSP Index for NYSE Stock Market (U.S. Companies) and the CRSP Index for NYSE Stocks (SIC 5000-5099 US Companies). Aztec is listed on the New York Stock Exchange and is engaged in multiple industries. The shareholder return shown below is not necessarily indicative of future performance. Total return, as shown, assumes $100 invested on February 29, 1992 in shares of Aztec Manufacturing Co. and each index, all with cash dividends reinvested. The calculations exclude trading commissions and taxes.


                       FIVE YEAR-CUMULATIVE TOTAL RETURN
                  VALUE OF $100 INVESTED ON FEBRUARY 29, 1992
               For Fiscal Year Ended on the Last Day of February



                             [GRAPH APPEARS HERE]

                                                                 2/92   2/93   2/94   2/95   2/96   2/97
                                                                -----  -----  -----  -----  -----  -----
     Aztec Manufacturing Co.                                    100.0   73.7  172.2  115.2  127.7  255.5
     CRSP Index for NYSE Stock Market (US Companies)            100.0  111.1  120.8  127.8  170.2  209.7
     CRSP Index for NYSE Stocks (SIC 5000-5099 US Companies)    100.0  121.5  152.4  145.1  168.5  189.8
                  Wholesale trade - durable goods

ACTION TO BE TAKEN UNDER THE PROXY
----------------------------------

Unless otherwise specified in the accompanying proxy, the proxy holders will vote the shares represented thereby "FOR" the election of Robert H. Johnson, Dana L. Perry and W.C. Walker as directors for a three year term expiring at the 2000 Annual Meeting of Shareholders, and "FOR" the approval of the appointment of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending February 28, 1998.

                                    _______

The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof. Management knows of no other matters, other than as set forth above, to be considered at the meeting. If, however, any other matters properly come before the meeting, or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter.

SHAREHOLDER PROPOSALS
---------------------

Shareholder proposals for inclusion in the Proxy Statement for the 1998 Annual Meeting of Shareholders must be received at the executive office of the Company on or before January 31, 1998.

ANNUAL REPORTS
--------------

The Company's 1997 Annual Report to Shareholders, covering the fiscal year ended February 28, 1997, including audited financial statements, is enclosed with this Proxy Statement. Neither the Annual Report nor the financial statements are incorporated into this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.

A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER WHOSE PROXY IS SOLICITED UPON WRITTEN REQUEST TO:


                              Aztec Manufacturing Co.
                              400 North Tarrant Street
                              Crowley, Texas 76036
                              Attention: Dana Perry



                              BY ORDER OF THE BOARD OF DIRECTORS

                              Sam Rosen, Secretary

Crowley, Texas
June 1, 1997

________________________________________________________________________________

                      1997 ANNUAL MEETING OF SHAREHOLDERS

                           10:00 a.m., July 8, 1997

                                Petroleum Club
                                Derrick I Room
                      39th Floor of the Continental Plaza
                                777 Main Street
                               Fort Worth, Texas

                                    _______

     AZTEC MANUFACTURING CO.       ANNUAL MEETING    (CONTINUED FROM OTHER SIDE)
                                    JULY 8, 1997
 P
     This proxy when properly executed will be voted in the manner directed
 R herein by the above signed shareholder. If no direction is made, this proxy will be voted for Director nominees and for proposal 2.
 O
     1. ELECTION OF DIRECTORS.   (MARK ONLY ONE)
 X      Nominees:   Robert H. Johnson, Dana L. Perry, W.C. Walker

 Y      [ ] VOTE FOR all nominees listed,         [ ] VOTE WITHHELD from all
            except as marked to the contrary          nominees.
            above(if any).  (TO WITHHOLD YOUR
            VOTE FOR ANY INDIVIDUAL NOMINEE,
            STRIKE A LINE THROUGH THE NOMINEE'S
            NAME IN THE LIST ABOVE).

     2. APPROVAL OF AUDITORS. FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

     3. In their discretion, upon other matters as may properly come before the meeting.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE




     AZTEC MANUFACTURING CO.                                      ANNUAL MEETING
     400 N. Tarrant . Crowley, TX 76036                             JULY 8, 1997
 P
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
 R
     The undersigned, having received the notice and accompanying Proxy
 O Statement and revoking all prior proxies, hereby appoints L.C. MARTIN, SAM ROSEN and D.L. PERRY and each of them with power of substitution in each,
 X proxies to vote at the annual meeting to be held on July 8, 1997 at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of
 Y Aztec Manufacturing Co. which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card.

                            This proxy must be dated and signed exactly as shown
     Shares in Your Name    hereon.

                            DATED:________________________________________, 1997

                            ____________________________________________________

                            ____________________________________________________
                            Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.